Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Sue Maynard- +1 336-436-8263
Media@labcorp.com

Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Company Information: www.labcorp.com
358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

Covance Recognized with Frost & Sullivan Asia Pacific
CRO Customer Value Leadership Award

BURLINGTON, N.C., October 16, 2017 - LabCorp (NYSE: LH), a leading global life sciences company, announced today that its Covance Drug Development business (Covance) has been awarded the 2017 Frost & Sullivan Asia Pacific CRO Customer Value Leadership Award. The award recognizes Covance’s relentless focus on delivering value to customers by offering drug development solutions that meet the unique opportunities and needs of the Asia-Pacific biopharmaceutical industry.

“This honor demonstrates that our commitment and focus on Asia Pacific is creating a distinctive advantage for our customers,” said John Ratliff, CEO of Covance. “We have continued to expand our drug development capabilities in Asia Pacific, from dedicated nonclinical and clinical testing laboratories to clinical trial operations, as well as unique regulatory and market access solutions. In doing so, we have developed both deep local knowledge and a track record of success of which we are very proud. I’d like to thank our Asia-Pacific team for their dedication to our customers and helping to advance our mission of improving health and improving lives around the world.”

Covance established its presence in Asia Pacific in 1988 and has continued to grow its comprehensive solutions in the region from research to real world, including non-clinical development, central laboratory services, clinical development and market access solutions. Combining its global infrastructure, data analytics and quality standards with local expertise and insight, Covance has successfully created a tailored and relevant offering for the Asia-Pacific market.

“Covance has a unique, integrated drug development portfolio with informatics capabilities that enables biopharma clients to reduce the cost of developing new drugs,” said Sanjeev Kumar, industry manager, Healthcare Practice, Frost & Sullivan. “With close to 30 years of experience in the Asian market, Covance serves a wide range of customers by utilizing its experience in study design, trial logistics, performance monitoring, clinical data management and analytics to deliver the best services to customers.”

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of nearly $9.5 billion for 2016. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

This press release contains forward-looking statements about the Company’s future operations. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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